UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 11, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Vesting of Performance Share Units under 2004 Share Compensation Plan

On September 12, 2011, the Compensation Committee of the Board of Directors (the “Committee”) granted performance-vesting restricted share units (“PSUs”) to certain of the Company’s executive officers, including the named executive officers listed in the table below, under the terms of the Company’s 2004 Share Compensation Plan. The PSUs were eligible to vest after the end of a three-year performance period, subject to continued employment and the achievement of average annual return on invested capital (“ROIC”) over the performance period, modified by a factor based on the Company’s relative total shareholder return (“TSR”) percentile compared with a selected peer group, as generally described under the heading “Compensation Discussion and Analysis— Long-Term Equity Incentives—Share Awards (Restricted Shares and Units, Threshold Performance Shares and Units and Performance Share Units)—Performance Share Units” on pages 47 and 48 of our proxy statement for our fiscal year ended June 29, 2012, filed with the Securities and Exchange Commission on September 11, 2012.

On September 11, 2014, the Committee certified the level of achievement of the financial performance metrics for the three-year performance period ended June 27, 2014. The PSUs will vest at 200% of target, on the basis of a three-year average annual ROIC of 76%, and relative TSR at the 100th percentile over the performance period.

The actual number of shares to be issued to our named executive officers listed in our 2014 proxy statement pursuant to the PSU vesting is shown in the table below.

NAMED EXECUTIVE OFFICER	Number of Shares
Stephen J. Luczo	481,400
Patrick J. O’Malley	108,400
William D. Mosley	108,400

In addition, our other executive officers who were granted PSUs on September 12, 2011 will vest in an aggregate of 479,800 shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: September 12, 2014

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